EXHIBIT 10.1

RELEASE AGREEMENT

This Release Agreement (hereinafter, the "Agreement") is entered into this 29th day of September between R. Thomas Kidd ["Kidd"] and Sputnik Enterprises, Inc., a Nevada corporation ("SPNI") (Kidd and SPNI collectively the "Parties").

RECITALS

WHEREAS, Kidd has entered into a SECURITIES PURCHASE AGREEMENT, (the "SPA"), dated as of September 29, 2015, between himself as Seller and Sport Venture Group, LLC, and assigns ("SVG") and Windy River Group, LLC ("WRG") as Purchasers (collectively the "Purchaser").

WHEREAS, the SPA provides that the transaction is subject to and wholly conditioned upon the execution of a mutual release by and between SPNI and Kidd, resolving all outstanding claims Kidd may have against SPNI and SPNI against Kidd under certain promissory notes and pursuant to the terms of that certain Advisor Agreement made and entered into by and between SPNI and Kidd in January of 2013.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises and of the mutual agreements hereinafter set forth, the sufficiency and adequacy of which are acknowledged, it is hereby agreed as follows:

1. Procedure. At the closing of the SPA, this Agreement will be placed with Anthony Gebbia shall be released by Gebbia to the parties as set forth in Exhibit A to the SPA.

2. Release of SPNI by Kidd. Upon closing of the SPA and the release of this Agreement to the Parties as specified in Paragraph 1 above and the issuance of 720,000 shares of Common Stock of SPNI to Kidd as consideration for this Release ("Share Issuance"), Kidd, his affiliates, agents, attorneys, successors, assigns, representatives, heirs and beneficiaries, and any and all persons or entities acting by, through, under, or in concert with or on behalf of them [for the purpose of this Release, collectively Kidd Parties] shall do hereby release and forever discharge SPNI, its agents, attorneys, successors, assigns, representatives, heirs and beneficiaries, and any and all persons or entities acting by, through, under, or in concert with or on behalf of them, or any of them [for the purpose of this Agreement, collectively SPNI Parties] from any and all manner of action or actions, cause or causes of action, proceeding or proceedings, in law or equity, arising at common law, by contract, by statute or otherwise, and any and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent, and any matter directly or indirectly thereto, Kidd Parties now has or may hereafter have against SPNI Parties in connection with the following: i. certain promissory notes as set forth in Exhibit A hereto, copies of which shall be marked and executed "Cancelled" by Kidd and delivered to Anthony Gebbia and released to SVG at closing as provided in the SPA, ii. that certain Advisor Agreement made and entered into by and between SPNI and Kidd in January 2013, a copy of which is attached as Exhibit B, and any prior or other agreements for Kidd to provide services to SPNI; and iii. any other obligation of SPNI to Kidd, written or unwritten and financial or otherwise (i., ii., and iii. collectively the "Released Matters").

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a. Representations of Kidd concerning the Share Issuance

•	Kidd represents and warrants to, and covenants and agrees with, the SPNI as follows:
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Kidd is acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

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Kidd is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial, to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Shares.

•	Kidd understands that its investment in the Shares involves a high degree of risk.
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Kidd understands that the Shares will be restricted, will be issued with a standard restrictive legend placed on the Share Certificate, cannot be resold unless registered or unless he furnishes an opinion of counsel acceptable to SPNI that the Shares can be freely resold under the provisions of Rule 144.i, as SPNI is currently a Shell Company such that other provisions of Rule 144 do not apply. Kidd understands there is no assurance that the Shares will ever be able to be transferred under Rule 144.i and thus that the Shares may never have any value.

3. Release of Kidd by SPNI. Upon closing of the SPA and the release of this Agreement to the Parties as specified in Paragraph 1 above, as consideration for the release of SPNI by Kidd as set forth in Paragraph 2 above, the SPNI Parties do hereby release and forever discharge the Kidd Parties from any and all manner of action or actions, cause or causes of action, proceeding or proceedings, in law or equity, arising at common law, by contract, by statute or otherwise, and any and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent, and any matter directly or indirectly thereto, the SPNI Parties now has or may hereafter have against Kidd Parties in connection with Released Matters.

4. Amendments/Modifications and Waiver. This Agreement may be amended only by agreement in writing signed by each of the Parties hereto. No waiver of any provision nor consent to any exception to the terms of this Agreement or any other agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound, and then only for the specific purpose, extent and instance so provided. Failure by any party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, and a waiver by any party of a default hereunder in any instance shall not be construed as constituting a continuing waiver or as a waiver in other instances.

5. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transaction contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purposes hereof. To the extent permitted by law, the Parties hereby to the same extent waive any provisions of law that render any provision hereof prohibited or unenforceable in any respect.

6. Attorneys' Fees and Costs. The Parties agree that each shall bear their own respective attorneys' fees and costs in connection with the preparation of this Agreement.

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7. Enforcement of Agreement. If any party to this Agreement commences a proceeding to enforce its rights hereunder, the prevailing party shall be entitled to recover from the losing party its costs and expenses, including attorneys' fees and expenses, if any, reasonably incurred in connection with such proceeding.

8. Agreement May Be Executed in Counterparts. This Agreement may be executed and delivered in counterparts, and by each party in a separate counterpart, each of which when so executed and delivered shall constitute an original and all of which taken together shall constitute one and the same instrument. A facsimile signature shall have the same force and effect as an original.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the state of Florida, without giving effect to principles governing conflicts of law and jurisdiction shall lie.

10. Headings and Recitals. The headings and recitals used herein are for reference purposes only and shall not affect the construction of this Agreement.

11. Binding Effect. This Agreement shall bind, and inure to the benefit of, the respective subsidiaries, parents and affiliated corporations, and successors and assigns of the Parties hereto.

12. Notices. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered or sent as provided in the SPA.

13. Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof. There are no agreements, understandings, assurances, promises, warranties, covenants, or undertakings with respect to the subject matter of this Agreement that are not set forth in this Agreement. This Agreement supersedes all prior or contemporaneous agreements, discussions or representations, whether oral or written, with respect to the subject matter hereof.

14. Authorizations. Each party hereto warrants and represents that it is fully authorized to enter into this Agreement and to carry out the obligations provided herein.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year written on the first page of this Agreement.

Sputnik Enterprises, Inc.

/s/ Anthony Gebbia

Anthony Gebbia, President

/s/ R. Thomas Kidd

R. Thomas Kidd

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